Exhibit 10.77

May 21, 2007

John Steerman
508 Barrington Dr
Franklin, TN 37067

Dear John:

It is a pleasure to offer you the position of Director, Lead Operations at Autobytel Inc.  Please be reminded that our offer of employment is contingent upon completion of our background check and your reviewing and accepting the terms of our various pre-hire and new-hire documents, including the employee handbook, the Confidentiality Agreement, the Arbitration Agreement, the Securities Trading Policy, and the Code of Conduct and Ethics for Employees, Officers and Directors.  Following is a summary of our offer:

Position:                                Director, Lead Operations
Semi-Monthly Rate:            $7,292 ($175,000 Annually)
Hire Date:                              TBD
Stock Options:	10,000 subject to board approval and applicable securities laws

Bonus Opportunity:
Target bonus opportunity is up to 20%, on an annual basis based on achievement of specified objectives.  Specific objectives and plan details to be outlined in a separate document and incorporated herein by reference. Bonus will be prorated based upon actual time worked within the first year of employment.

Relocation:	Autobytel will pay (coach airfare and hotel) for one house hunting trip, up to five (5) days, for you and your family. Autobytel will pay (coach airfare) for one moving trip for your family.

Autobytel will cover shipment of your household goods, including up to two (2) automobiles; recreational vehicles are not eligible for shipment. In the event your household goods need to be stored due to relocation timing, Autobytel will provide reimbursement for storage not to exceed 60 days.  Autobytel will also cover reasonable costs for lease breakage in order to accelerate your relocation to California.

Autobytel will cover commuting costs (coach air / hotel / meals / rental car) not to exceed once weekly and with the best effort to minimize costs through July 15, 2007 in order to assist your family in transition to California.

Commuting costs will be covered in accordance with the Autobytel Travel and Expense Reimbursement policy.  You agree to relocate to Orange County, California no later than August 31, 2007.

In the event you move your family immediately, Autobytel will pay temporary housing fees not greater than $3,000/month until August 1, 2007.  Upon moving you will receive a one time incidental relocation allowance of $5,000.

The relocation and commuting costs paid by Autobytel will be grossed up for any income taxes levied thereon.

As a condition of employment, you will be required to sign the standard Employee Confidentiality Agreement and the Arbitration Agreement, which will apply during your employment with the Company and thereafter.  Two originals of each of these agreements are enclosed for your review.  Upon acceptance of this offer of employment, please sign and/or date in the designated areas, and return two signed originals of each directly to me.  Michael Rose, Autobytel Inc.’s VP, Lead Management and Reporting, will then sign and return one complete package to you for your records.

Enclosed you will also find information regarding our benefits package and other new hire paperwork.  Please review the information, complete as much as possible, and bring it with you on your first day of employment.  If you have any questions or concerns they will be addressed during your new hire orientation or you may contact Susanna Larson at (949)862-1312.

This offer of employment is contingent on your ability to comply with all applicable State and Federal regulations, including without limitation requirements, relating to the I-9 employment authorization verification process. A list of acceptable documents is enclosed. Please bring documents to verify employment eligibility on your first day of work.

The provisions of this letter are severable which means that if any part of the letter is legally unenforceable, the other provisions shall remain fully valid and enforceable.  This letter sets forth our complete understanding regarding the matters addressed herein and supersedes all previous agreements or understandings between you and the Company, whether written or oral.

John, while we sincerely hope your employment relationship with Autobytel Inc. will be mutually rewarding, we want to be clear that by our policy, your employment is “at will” and there is no express or implied contract of employment for a specified period of time. This means that you may resign at any time without notice and that Autobytel Inc. may terminate your employment or change the terms of your employment, including but not limited to your duties, position, or compensation, at any time without cause and without notice. Our at-will employment policy may not be changed except by an explicit written agreement signed by both you and the President and CEO of Autobytel Inc. This policy supersedes any prior written or oral communications to the contrary.

In addition, Autobytel requires that you comply with all terms of any employment agreement that you may have with your current or former employer, Nissan North America.

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Autobytel further expects that you will comply with any confidentiality provisions of any agreement with Nissan North America.  Moreover, and regardless of whether you have a written agreement with Nissan North America , Autobytel does not want you to disclose to us or provide copies of any confidential, proprietary, or trade secret information from Nissan North America.

This offer shall expire 7 days from date of issue. Please indicate acceptance of our offer by signing and returning the enclosed copy of this letter. By signing this offer letter you also will be acknowledging that you are not relying on any promises or representations other than those set forth above in deciding to accept this conditional offer of employment.  You may fax a signed copy, if you wish, to our confidential fax at (949) 797-0532.  Feel free to call if you have questions.  We look forward to having you join the Autobytel Inc. team.

                               /s/ John Steerman
                               John Steerman

Best regards,

Autobytel Inc.

/s/ Lorna Larson
Lorna Larson
VP, Human Resources

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Autobytel Inc.
Human Resources Department
18872 MacArthur Boulevard, Suite 200
Irvine, CA  92612-1400
Voice: (949) 862-1312
Fax: (949) 797-0428

Memo

DATE:   March 20, 2009

TO:     John Steerman
FROM:            Glenn Fuller – EVP, Chief Legal and Administrative Officer and Secretary
CC:                  Rick Szatkowski - SVP, Business Development and Advertising

RE:                   Promotion

It is a pleasure to inform you of your promotion to Sr. Director, Lead Operations at Autobytel Inc. In this position you will continue to report to Rick Szatkowski, SVP, Business Development and Advertising.  Following is a summary of your promotion.

New Position: Semi-Monthly Rate: Effective Date: Bonus Opportunity:
Sr. Director, Lead Operations
$8,141.13 ($195,387 Approximate Annually)
March 1, 2009
You shall be entitled to participate in annual incentive bonus plans, if any, that may be adopted by the Company from time to time and that are afforded generally to persons employed by the Company at your position level (subject to the terms and conditions of any such annual incentive bonus plans). Should such an annual incentive bonus plan be adopted for any annual period, your target annual incentive bonus opportunity will be as established by the Company for each annual period, which is anticipated to be up to 20% of your annualized salary (i.e., 12 x Base Monthly Salary) based on achievement of objectives specified by the Company each annual incentive bonus period (which may include Company-wide performance objectives, divisional or department performance objectives and/or individual performance objectives, allocated between and among such performance objectives as the Company may determine). Specific annual incentive bonus plan details target bonus opportunity and objectives for each annual bonus plan period will be set forth in written documents signed by the parties. You understand that the Company’s annual bonus plans, their structure and components, specific target bonus opportunities and objectives, and the achievement of objectives and payouts, if any, thereunder are subject to the sole discretion of the Company’s Board of Directors, or a committee thereof.

Please feel free to call if you have any questions.

Best regards,
Autobytel Inc.

/s/ Glenn Fuller
Glenn Fuller
EVP, Chief Legal and Administrative Officer and Secretary

Autobytel Inc.
Human Resources Department
18872 MacArthur Boulevard, Suite 200
Irvine, CA  92612-1400
Voice: (949) 862-1312
Fax: (949) 797-0428

DATE:                  September 30, 2009

TO:                      John Steerman
FROM:                Glenn Fuller – EVP, Chief Legal and Administrative Officer and Secretary
CC:                      Rick Szatkowski - SVP, Advertising and Business Development

RE:                      Promotion

It is a pleasure to inform you of your promotion to Vice President, Lead Operations at Autobytel Inc. In this position you will continue to report to Rick Szatkowski, SVP, Advertising and Business Development.  Following is a summary of your promotion.

New Position: Semi-Monthly Rate: Effective Date: Bonus Opportunity:
Vice President, Lead Operations
$8,547.80 ($205,147 Approximate Annually)
October 1, 2009
You shall be entitled to participate in annual incentive bonus plans, if any, that may be adopted by the Company from time to time and that are afforded generally to persons employed by the Company at your position level (subject to the terms and conditions of any such annual incentive bonus plans). Should such an annual incentive bonus plan be adopted for any annual period, your target annual incentive bonus opportunity will be as established by the Company for each annual period, which is may be up to 35% of your annualized salary (i.e., 24 x Semi-monthly Salary) based on achievement of objectives specified by the Company each annual incentive bonus period (which may include Company-wide performance objectives, divisional or department performance objectives and/or individual performance objectives, allocated between and among such performance objectives as the Company may determine). Specific annual incentive bonus plan details target bonus opportunity and objectives for each annual bonus plan period will be set forth in written documents signed by the parties. You understand that the Company’s annual bonus plans, their structure and components, specific target bonus opportunities and objectives, and the achievement of objectives and payouts, if any, thereunder are subject to the sole discretion of the Company’s Board of Directors, or a committee thereof.

Please feel free to call if you have any questions.

Best regards,
Autobytel Inc.

/s/ Glenn Fuller
Glenn Fuller
EVP, Chief Legal and Administrative Officer and Secretary

Autobytel Inc.
Human Resources Department
18872 MacArthur Boulevard, Suite 200
Irvine, CA  92612-1400
Voice: (949) 225-4572
DATE:                 Effective as of December 1, 2011

TO:                      John Steerman
FROM:                Glenn Fuller – EVP, Chief Legal and Administrative Officer and Secretary
CC:                      Jim Helberg – EVP, Product, Marketing and Analytics

RE:                      Promotion

It is a pleasure to inform you of your promotion to SVP, Lead and Site Product Development and Operations at Autobytel Inc. In this position you will continue to report Jim Helberg, EVP, Product, Marketing and Analytics.  Following is a summary of your promotion.

New Position: Semi-Monthly Rate: Rate Effective Date: Bonus Opportunity:
SVP, Lead and Site Product Development and Operations
$9,375 ($225,000 Approximate Annually)
December 1, 2011
Effective January 1, 2012, you shall be entitled to participate in annual incentive compensation plans, if any, that may be adopted by the Company from time to time and that are afforded generally to persons employed by the Company at your position level (subject to the terms and conditions of any such annual incentive compensation plans). Should such an annual incentive bonus plan be adopted for any annual period, your target annual incentive compensation opportunity will be as established by the Company for each annual period, which may be up to 55% of your annualized rate (i.e., 24 X Semi-monthly rate) based on achievement of objectives specified by the Company each annual incentive compensation period (which may include Company-wide performance objectives, divisional or department performance objectives and/or individual performance objectives, allocated between and among such performance objectives as the Company may determine). Specific annual incentive compensation plan details, target incentive compensation opportunity and objectives for each annual compensation plan period will be established each year. Awards under annual incentive plans may be prorated for a variety of factors, including time employed by the Company during the year, adjustments in base compensation or target award percentage changes during the year, and unpaid leaves.  You understand that the Company’s annual bonus plans, their structure and components, specific target incentive compensation opportunities and objectives, and the achievement of objectives and payouts, if any, thereunder are subject to the sole discretion of the Company’s Board of Directors, or a committee thereof.

In the event of termination, you agree to assist and cooperate (including, but not limited to, providing information to the Company and/or testifying in a proceeding) in the investigation and handling of any internal investigation, legislative matter, or actual or threatened court action, arbitration, administrative proceeding, or other claim involving any matter that arose during the period of your employment.  You shall be reimbursed for reasonable expenses actually incurred in the course of rendering such assistance and cooperation.  Your agreement to assist and cooperate shall not affect in any way the content of information or testimony provided by you.

Your promotion is conditioned upon your acceptance of the foregoing modifications to the terms and conditions of your employment with Autobytel Inc. If you accept these modifications to the terms of your employment, please acknowledge your acceptance in the space provided below.

As a reminder, your employment is at will and not for a specified term and may be terminated by the Company or you at any time, with or without cause or good reason and with or without prior, advance notice. This “at-will” employment status will remain in effect throughout the term of your employment by the Company and cannot be modified except by a written amendment to this promotion letter that is executed by both parties (which in the case of the Company, must be executed by the Company’s Chief Legal Officer) and that expressly negates the “at-will” employment status.

Please feel free to call if you have any questions.

Autobytel Inc.

/s/ Glenn Fuller
Glenn Fuller
EVP, Chief Legal and Administrative Officer and Secretary

Accepted and Agreed:

/s/ John Steerman
John Steerman